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Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated February 6, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Healthcare Services Group, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said reports in the (i) Post-Effective Amendment No. 1 to the Registration Statement (Forms S-8 No. 33-35915) pertaining to the Incentive Stock Option Plan and the Non-Qualified Stock Option Plans of Healthcare Services Group, Inc. and subsidiaries, (ii) Registration Statement (Form S-8 No. 333-92835) pertaining to the Employee Stock Purchase Plan and Deferred Compensation Plan of Healthcare Services Group, Inc. and subsidiaries, (iii) Registration Statement (Form S-8 No. 333-101063), (iv) Registration Statement (Form S-8 No. 333-46656) (v) Registration Statement (Form S-8 No. 33-58765) (vi) Registration Statement (Form S-8) 333-107467 and (vii) Registration Statement (Form S-3D 333-108182.




/s/ Grant Thornton LLP
New York, New York
February 6, 2004


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